UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2022

MY SIZE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37370	51-0394637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

HaYarden 4, pob 1026,

Airport City, Israel 7010000

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code +972-3-600-9030

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MYSZ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Item 2.01 is hereby incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 7, 2022, My Size Israel 2014 Ltd., a company incorporated under the laws of the State of Israel (“Subsidiary”), a subsidiary of My Size, Inc. (the “Company”), entered into that certain Share Purchase Agreement (the “Agreement”), with Amar Guy Shalom and Elad Bretfeld (the “Sellers”), pursuant to which the Sellers agreed to sell to the Subsidiary all of the issued and outstanding equity of Orgad International Marketing Ltd., a company incorporated under the laws of the State of Israel (“Orgad”). The Sellers are the sole title and beneficial owners of 100% of the shares of Orgad. In consideration of the shares of Orgad, the Sellers are entitled to receive (i) up to US$1,000,000 in cash (the “Cash Consideration”), (ii) an aggregate of 2,790,049 shares (the “Equity Consideration”) of the Company’s common stock, and (iii) earn-out payments of 10% of the operating profit of Orgad for the years 2022 and 2023. The transaction closed on the same day.

The Cash Consideration is payable to the Sellers in three installments, according to the following payment schedule: (i) US$300,000 at closing, (ii) US$350,000 payable on the two-year anniversary of the closing, and (iii) US$350,000 payable on the three-year anniversary of the closing; provided that in the case of the second and third installments certain revenue targets are met and subject further to certain downward post-closing adjustment.

The Equity Consideration is payable to the Sellers according to the following payment schedule: (i) 50% at closing, and (ii) the remaining 50% will be issued in eight equal quarterly installments until the lapse of two years from closing, subject to certain downward post-closing adjustment.

The payment of the second and third cash installments, the equity installments and the earn out are further subject in each case to the Sellers being actively engaged with Orgad at the date such payment is due (except if Seller resigns due to reasons relating to material reduction of salary or adverse change in his position with Orgad or its affiliates).

The Agreement contains customary representations, warranties and indemnification provisions. In addition, the Sellers will be subject to non-competition and non-solicitation provisions pursuant to which they agree not to engage in competitive activities with respect to the Company’s business.

In connection with the Agreement, each of the Sellers entered into employment agreements with Orgad and six-month lock-up agreements with the Company.

The foregoing description of the Agreement is not complete, and is qualified in its entirety by reference to the full text of such document, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 2.01 is hereby incorporated herein by reference. The issuance of the Equity Consideration is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption provided by Section 4(a)(2) thereof as a transaction by an issuer not involving a public offering.

Item 7.01.	Regulation FD Disclosure.

On February 8, 2022, the Company issued a press release announcing the acquisition of Orgad. A copy of the press release is attached hereto as Exhibit 99.1.

The press release and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. The Company intends to file financial statements required by this Item 9.01(a) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date on which this Form 8-K was required to be filed.

(b)	Pro Forma Financial Information. The Company intends to file the pro forma financial information that is required by this Item 9.01(b) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date on which this Form 8-K was required to be filed.

(c)	Not applicable.

(d) Exhibits

10.1	Securities Purchase Agreement, dated February 7, 2022
99.1	Press release dated February 8, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MY SIZE, INC.

Date: February 8, 2022	By:	/s/ Ronen Luzon
	Name:	Ronen Luzon
	Title:	Chief Executive Officer